SALLIE MAE Investor Presentation FOURTH QUARTER 2015

2 Forward-Looking Statements and Disclaimer Cautionary Note Regarding Forward-Looking Statements The following information is current as of October 21, 2015 (unless otherwise noted) and should be read in connection with the Quarterly Report of SLM Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2015 (filed with the Securities and Exchange Commission (“SEC”) on October 21, 2015) and subsequent reports filed with the SEC. This Presentation contains “forward-looking” statements and information based on management’s current expectations as of the date of this presentation. Statements that are not historical facts, including statements about the Company’s beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements. Forward- looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2014 (filed with the SEC on Feb. 26, 2015) and subsequent filings with the SEC; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; changes in accounting standards and the impact of related changes in significant accounting estimates; any adverse outcomes in any significant litigation to which the Company is a party; credit risk associated with the Company’s exposure to third parties, including counterparties to the Company’s derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The Company could also be affected by, among other things: changes in its funding costs and availability; reductions to its credit ratings; failures or breaches of its operating systems or infrastructure, including those of third-party vendors; damage to its reputation; failures or breaches to successfully implement cost-cutting and restructuring initiatives and adverse effects of such initiatives on the Company’s business; risks associated with restructuring initiatives; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of earning assets versus funding arrangements; rates of prepayment on the loans made by the Company and its subsidiaries; changes in general economic conditions and the Company’s ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of the Company’s consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this Presentation are qualified by these cautionary statements and are made only as of the date of this Presentation. The Company does not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in its expectations. The Company reports financial results on a GAAP basis and also provides certain core earnings performance measures. The difference between the Company’s “Core Earnings” and GAAP results for the periods presented were the unrealized, mark-to-market gains/losses on derivative contracts. These are recognized in GAAP but not in “Core Earnings” results. The Company provides “Core Earnings” measures because this is what management uses when making management decisions regarding the Company’s performance and the allocation of corporate resources. The Company’s “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – GAAP Consolidated Earnings Summary-Core Earnings” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 for a further discussion and for a complete reconciliation between GAAP net income and core earnings. Disclaimer. A significant portion of the historical data relating to historical Smart Option Student Loan performance used to prepare certain of these materials was provided to the Company by Navient Corporation (“Navient”) pursuant to a Data Sharing Agreement executed in connection with the Spin-Off (as hereinafter defined). Under the Data Sharing Agreement, Navient makes no representations or warranties to the Company concerning the accuracy and completeness of information that they provided. Sallie Mae Bank has not independently verified, and is not able to verify, the accuracy or completeness of the data provided under the agreement or of Navient’s representations and warranties. Although we have no reason to believe that the data used to prepare the tabular and graphic presentations in this document as a whole, is materially inaccurate or incomplete, and have assumed that the data provided by Navient under the Data Sharing Agreement as a whole to be materially accurate and complete, neither the Company nor any person on its behalf has independently verified the accuracy and completeness of such data.

3 ► #1 saving, planning and paying for education company with 40-years of leadership in the education lending market ► Top ranked brand: 6 out of 10 consumers of education finance recognize the Sallie Mae brand ► Industry leading market share in private education lending: 54% market share(1) ► Over 2,400 actively managed university relationships across the U.S. ► Complementary consumer product offerings ► Over one million long-term engaged customers across the Sallie Mae brands The Sallie Mae Brand (1) Source: MeasureOne CBA Report as of June 2015

4 ► Originated $4.1 billion of high quality Private Education Loans in 2014 (+7% vs. 2013), $3.8 billion in 2015 YTD (+7% vs. 2014 YTD) ► Grew Private Education Loan portfolio 38% from Q3 2014 to Q3 2015 ► Grew market share in 2014 and 2015 (54%) ► Generated Earnings of $46 million in Q3 2015 and $184 million YTD and project earnings growth in 2015 of 39% vs. 2014 ► Completed $1.5 billion of loan sales in 2015 at an average premium of approximately 9% ► Completed the first term funding securitization in the third quarter 2015 ► Legal separation from Navient on April 30, 2014 and completed the roll out of independent servicing and customer support capabilities October 13, 2014 Sallie Mae Highlights

5 ($B as of 9/30/15) Assets 14.5 - FFELP Loans 1.1 - Private Loans 10.8 - Deposits 10.6 - Preferred Equity 0.6 - Common Equity 1.4 - - National sales and marketing - Largest salesforce in the industry - Specialized underwriting capability - Capital markets expertise Private Education Loan - Originator and Servicer Deposits - Upromise Rewards - Credit Card - - Leading private education loan franchise - Conservative credit and funding - Expanding consumer finance product suite Sallie Mae Summary Strategic Overview Key Businesses Balance Sheet Competitive Advantage

SallieMae

Favorable Student Loan Market Trends

Enrollment at Four-Year Degree Granting Institutions (1)

(millions)



12.1
12.9
13.3
13.5
13.5
13.7
2008
2009
2010
2011
2012
2013

Annual Cost of Education (2)

(thousands)



Public
Private
$12
$29
$13
$30
$14
$32
$14
$34
$15
$35
$16
$36
$17
$38
$18
$39
$18
$41
$19
$42
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014

Estimated Total Cost of Education – 2014 / 2015 AY (3)

(billions)



Ed. Tax Benefit / Work Study $20
Federal Loans $99
Grants $124
Private Education Loans $8
Family Contributions $151

Total Estimated Cost: $402

Cost of College (Based on a Four-Year Term) (4)

(thousands)



AY 2004-2005
AY 2014-2015
$110
$93
$17
$45
$28
$17
$170
$143
$27
$76
$49
$27
Full-Time Private School
Full-Time Public School
Full-Time Private School
Full-Time Public School
Stafford Loan Limit
Cost of Attendance Gap

(1) Source: U.S. Department of Education, National Center for Education Statistics, Projections of Education Statistics to 2022

(2) Source: Trends in College Pricing.© 2014 The College Board,. www.collegeboard.org, Note: Academic years, average published tuition, fees, room and board charges at four-year institutions; enrollment-weighted

(3) "Total post-secondary education spend" is estimated by Sallie Mae by determining the full-time equivalents for both graduates and undergraduates and multiplying by estimated total per person cost of attendance for each school type. In doing so, we utilize information from the U.S. Department of Education, College Board, MeasureOne, National Student Clearinghouse and Company Analysis. Other sources for these data points also exist publicly and may vary from our computed estimates.

(4) Source: Trends in College Pricing.© 2014 The College Board, www.collegeboard.org, U.S. Department of Education 2014

6

7 Higher Education Value Proposition Relationship Between Higher Education, Income and Employment(1) 0% 2% 4% 6% 8% 10% 12% 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 Less than H.S. High school Some college Associate Bachelor's Master's Doctorate Professional Unemployment Average weekly income Incremental Earnings From a College Degree Has Increased For Generations(2) Payment to Income Ratio (4) $ 7,499 $ 9,690 $ 14,245 $ 15,780 $ 17,500 Silents in 1965 Early Boomers in 1979 Late Boomers in 1986 Gen Xers in 1995 Millenials in 2013 Key Statistics ► The unemployment rate for 25 to 34 year-olds with four-year college degrees was 2.4%, compared to 7.1% for high school graduates(1) ► 60% of students graduate with student loans(3) ► 69% of student loan borrowers have debt balances less than $25,000 and 4% have balances above $100,000 (average borrowings of $27,300) (3) ► The average payment-to-income ratio declined from 15% in 1992 to 7% in 2010(4) (1) Source: U.S. Bureau of Labor Statistics- September 2015 (2) Source: PEW Research Center- The Rising Cost of Not Going to College February 2014 (3) Source: Trends in College Pricing.© 2014 The College Board, www.collegeboard.org, U.S. Department of Education 2014 (4) Source: Brown Center on Education Policy at Brookings: Is a Student Loan Crisis on the Horizon -Released June 2014

8 ► Product Features – Offers three repayment options while in school, which include Interest Only, $25 Fixed Payment and Deferred Repayment – Variable and Fixed Interest Rate Options – All loans are certified by the school’s financial aid office to ensure all proceeds are for educational expenses ► Distribution Channels – Nationally recognized brand – Largest national sales force in industry actively manages over 2,400 college relationships – Represented on vast majority of college directed preferred lender lists – Significant marketing experience to prospective customers through paid search, affiliates, display, direct mail and email – Leverage low cost customer channels to contribute to significant serialization in following years – Marketing and distribution through partnerships with banks, credit unions, resellers and membership organizations Smart Option Overview

9 9 High Quality Private Student Loan Originations Growth $2,737 $3,342 $3,795 $4,076 $3,756 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 2011 2012 2013 2014 2015 Or igi na tio ns ( $M M) Private Education Loan Originations 7% 14% 22% 5% 7% YTD $4,300 Originations Statistics ($) 2011 2012 2013 2014 Q3 2014 Q3 2015 % Cosigned 91% 9% 9% 9% 90% 90% In School Payment 73 58 56 56 56 57 Average Originated FICO 48 746 745 749 750 749

SallieMae

Analytical Approach to Credit

Student

Submit Application

Initial Screen

- $1,000 minimum loan
- Minimum FICO of 640
- No existing SLM 30+ day past dues
- No student loans 90+ day past dues
- No recent bankruptcy
- 2+ trades for cosigners and 4+ trades for non-cosigner

Review Process

Custom Scorecard

- Multi-scenario approach that predicts percentage of borrowers likely to reach 90+ days past due
- Built in coordination with Experian Decision Analytics
- Applies 15 – 18 application and credit bureau attributes

Review Process

Manual Review

- ~8% of applications
- Pass risk scores, but require further review due to credit concerns
  - Thorough review of bankruptcies, collection accounts, etc.
  - Higher levels of existing student debt
  - High credit utilization

Disbursement

- Asset expertise and rigorous underwriting driven by large volume of historical data
- 160 employees
- ~1.3mm annual applications
- ~35% approval rate

10

11 High Quality Private Education Portfolio Customer FICO at Origination Smart Option Payment Type Portfolio Interest Rate Type Variable 81% Fixed 19% 780+ 30% 740 - 780 23% 700 - 740 26% <700 21% Weighted Average FICO: 747 Portfolio by Originations Vintage Interest Only 21% Fixed Pay 32% Deferred 47% Smart Option Loans: $10.4bn Pre 2012 8% 2012 13% 2013 22%2014 33% 2015 24% Weighted Average Age of Loan: ~1.8 years As of September 30, 2015

12 ► Low cost deposit base with no branch overhead — 80% of retail deposits are savings accounts — Brokered deposits used as alternative funding source ► Term funding / securitizations will augment deposit funding for future growth — Experienced capital markets team — Capacity to securitize $2 – $3bn of private education loans — Raised $623 million of term funding in the third quarter 2015 ► Multi-year revolving conduit facility — Provides seasonal loan funding and backup liquidity — $750mm conduit with 1-year revolving term and an additional 1-year amortization term provided by consortium of banks ► Whole loan sales used to manage balance sheet growth — Targeting $1 – $2bn of loan sales annually — Completed $1.5 billion of loan sales in 2015 at an average premium of approximately 9% ► Substantial liquidity portfolio — $1.3bn of on-balance sheet cash as of 9/30/15 60% 40% 46% 43% 11% Conservative Funding Approach 2015 Target Retail deposits Brokered deposits Secured debt

13 Cumulative Defaults by P&I Repayment Vintage(1),(2),(3) Smart Option Cumulative Gross Defaults by P&I Repayment Vintage and Years in P&I Repayment As of September 30, 2015 (1) For important information regarding historical performance data, see pages 19 and 20. (2) Loans in ‘P&I Repayment’ include only those loans for which scheduled principal and interest payments are due. Legacy SLM and Navient portfolio serviced pursuant to a 212 day charge-off policy. Sallie Mae Bank portfolio serviced pursuant to a 120 day charge-off policy. Historical trends may not be indicative of future performance. (3)Certain data used in the charts above was provided by Navient under a data sharing agreement. Sallie Mae Bank has not independently verified, and is not able to verify, the accuracy or completeness of the data provided under the agreement. 5.8% 4.9% 3.5% 2.6% 1.5% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 0 1 2 3 4 5 6 7 C u m u la ti ve D ef au lt R at e as a % o f O ri gi n al B al an ce Years in P&I Repayment 2010 2011 2012 2013 2014

14 14 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% % of P& I R ep ay me nt Ba lan ce Legacy SLM: 31-60 Delinquency SLM Bank: 31-60 Delinquency 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% % of P& I R ep ay me nt Ba lan ce Legacy SLM: 61-90 Delinquency SLM Bank: 61-90 Delinquency 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% % of P& I R ep ay me nt Ba lan ce Legacy SLM: 91+ Delinquency SLM Bank: 91+ Delinquency 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% % of P& I R ep ay me nt Ba lan ce Legacy SLM: Annualized Gross Default Rate SLM Bank: Annualized Gross Default Rate Smart Option Delinquency and Default Performance (As a % of Loans in P&I Repayment)(1),(2),(3) 31-60 Day Delinquency 91+ Day Delinquency 61-90 Day Delinquency Annualized Gross Default Rate As of September 30, 2015 (1) For important information regarding historical performance data, see pages 19 and 20. (2) Loans in ‘P&I Repayment’ include only those loans for which scheduled principal and interest payments are due. Legacy SLM portfolio serviced pursuant to a 212 day charge-off policy. Sallie Mae Bank portfolio serviced pursuant to a 120 day charge-off policy. Historical trends may not be indicative of future performance. (3) Delinquency and Default rates are calculated as a percentage of loans in principal and interest (P&I) repayment.

SallieMae

"Core Earnings" to GAAP Reconciliation

(Dollars in thousands, except per share amounts)	Quarters Ended Sept 30, 2015	June 30, 2015	Sept 30, 2014	Nine Months Ended Sept 30, 2015	Sept 30, 2014
"Core Earnings" adjustments to GAAP:					
GAAP net income attributable to SLM Corporation	$ 45,724	$ 91,016	$ 82,926	$ 184,439	$ 174,502
Preferred stock dividends	4,913	4,870	4,850	14,606	8,078
GAAP net income attributable to SLM Corporation common stock	$ 40,811	$ 86,146	$ 78,076	$ 169,833	$ 166,424
Adjustments:					
Net impact of derivative accounting(1)	1,400	(632)	(6,571)	(1,501)	1,684
Net tax effect(2)	(397)	252	2,528	560	(636)
Total "Core Earnings" adjustments to GAAP	1,003	(380)	(4,043)	(941)	1,048
"Core Earnings" net income attributable to SLM Corporation common stock	$ 41,814	$ 85,766	$ 74,033	$ 168,892	$ 167,472
GAAP diluted earnings per common share	$ 0.09	$ 0.20	$ 0.18	$ 0.39	$ 0.38
Derivative adjustments, net of tax	0.01	-	(0.01)	-	0.01
"Core Earnings" diluted earnings per common share	$ 0.10	$ 0.20	$ 0.17	$ 0.39	$ 0.39

(1) *Derivative Accounting: "Core Earnings" exclude periodic unrealized gains and losses caused by the mark-to-market valuations on derivatives that do not qualify* for hedge accounting treatment under GAAP, as well as the periodic unrealized gains and losses that are a result of ineffectiveness recognized related to effective hedges under GAAP. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

(2) "Core Earnings" tax rate is based on the effective tax rate at the Bank where the derivative instruments are held.

15

SallieMae

Financial Review

Section	(in millions)	Q3 2015	Q3 2014	Variance
Balance Sheet	PSL	$ 10,867	$ 7,839	$ 3,027
	PSL Reserve	(100)	(60)	(40)
	FFELP	1,147	1,322	(175)
	FFELP Reserve / Other	(4)	(6)	2
	Total Loans	**11,909**	**$ 9,095**	**2,814**
	Cash	1,282	1,570	(289)
	Other Assets	1,260	1,049	210
	Total Assets	**14,451**	**11,715**	**2,736**
	Brokered Deposits	6,741	5,290	1,451
	Retail Deposits	3,028	3,111	(84)
	Other Liabilities	2,685	1,496	1,189
	Equity	1,997	1,818	179
	Total Liabilities & Equity	**$ 14,451**	**$ 11,715**	**$ 2,736**
	PSL Reserve % of Balance (Gross)	0.92%	0.77%	0.16 %
Income Statement	Interest Income	$ 209	$ 168	$ 41
	Interest Expense	34	(24)	(10)
	Net Interest Income before Provision	175	144	31
	Provision	(27)	(15)	(13)
	NIM After Provision	**148**	**129**	**19**
	Gain On Sale	(0)	85	(85)
	Fee Income	10	5	5
	Gain/(Loss) on Hedging Activities	(1)	5	(6)
	Opex	(94)	(87)	(7)
	GAAP Pre-Tax Income	**$ 64**	**$ 138**	**$ (74)**
	Core Pre-Tax Income	**$ 65**	**$ 131**	**$ (66)**
	GAAP Net Income	**$ 46**	**$ 83**	**$ (37)**
	Core Earnings Adjustments	1	(4)	5
	Core Earnings Net Income	**$ 47**	**$ 79**	**$ (32)**
	Preferred Dividends	(5)	(5)	(0)
	GAAP Earnings Available	**$ 41**	**$ 78**	**$ (37)**
	Core Earnings Available	**$ 42**	**$ 74**	**$ (32)**
Metrics	ROA (Core)	1.3%	2.7%	(1.4%)
	ROCE (Core)	11.7%	24.3%	(12.5%)
	Total Risk Based Capital Ratio (Bank Only)	14.1%	16.5%	(2.4%)
	CSEs	433	432	1
	Core EPS	$0.10	$0.17	($0.08)

- Private Education Loan portfolio growth of 38%
- Conservatively funded with 14.1% risk based capital at the end of Q3 2015
- Stable deposit base coupled with term funding from securitizations
- Net interest margin expected to be 5.5% for 2015
- ROE and ROA expected to be 18% and 2% respectively for 2015
- Expected EPS growth of 38% for 2015 vs. 2014

16

17 ► Market share leader in private student loan industry ► High quality assets and conservatively funded balance sheet ► Predictable balance sheet growth for the next several years ► Strong capital position and funding capabilities ► A financial services company with high growth trajectory and excellent return on equity Sallie Mae Bank

18 SALLIE MAE BANK Smart Option Student Loan Historical Performance Data Period ended September 30, 2015

19 On April 30, 2014 (the “Spin-Off Date”), the former SLM Corporation legally separated (the “Spin-Off”) into two distinct publicly traded entities: an education loan management, servicing and asset recovery business called Navient Corporation (“Navient”), and a consumer banking business called SLM Corporation. SLM Corporation’s primary operating subsidiary is Sallie Mae Bank. We sometimes refer to SLM Corporation, together with its subsidiaries and its affiliates, during the period prior to the Spin-Off as “legacy SLM.” In connection with the Spin-Off, all private education loans owned by legacy SLM, other than those owned by its Sallie Mae Bank subsidiary as of the date of the Spin-Off, and all private education loan asset-backed securities (“ABS”) trusts previously sponsored and administered by legacy SLM were transferred to Navient. As of the Spin-Off Date, Navient and its sponsored ABS trusts owned $30.8 billion of legacy SLM’s private education loan portfolio originated both prior to and since 2009. As of the Spin-Off Date, Sallie Mae Bank owned $7.2 billion of private education loans, the vast majority of which were unencumbered Smart Option Student Loans originated since 2009. Legacy SLM’s Private Education Loan and ABS Programs Prior to the Spin-Off In 1989, legacy SLM began making private education loans to graduate students. In 1996, legacy SLM expanded its private education loan offerings to undergraduate students. Between 2002 and 2007, legacy SLM issued $18.6 billion of private education loan- backed ABS in 12 separate transactions. In 2008, in response to the financial downturn, legacy SLM revised its private education loan underwriting criteria, tightened its forbearance and collections policies, ended direct-to-consumer disbursements, and ceased lending to students attending certain for- profit schools. Legacy SLM issued no private education loan ABS in 2008. In 2009, legacy SLM introduced its Smart Option Student Loan product and began underwriting private education loans with a proprietary custom credit score. The custom credit score included income-based factors, which led to a significant increase in the percentage of loans requiring a co-signer, typically a parent. The initial loans originated under the Smart Option Student Loan program (the “Interest Only SOSLs”) were variable rate loans and required interest payments by borrowers while in school, which reduced the amounts payable over the loans’ lives and helped establish repayment habits among borrowers. In 2010, legacy SLM introduced a second option for its Smart Option Student Loan customers, which required a $25 fixed monthly payment while borrowers were in school (the “Fixed Pay SOSLs”). In 2011, legacy SLM introduced another option for its Smart Option Student Loan customers, which allowed borrowers to defer interest and principal payments until after a student graduates or separates from school (the “Deferred SOSLs”). In 2012, legacy SLM introduced a fixed rate loan option for its Interest Only, Fixed Pay and Deferred SOSLs. Borrowers must select which of these options they prefer at the time of loan origination and are not permitted to change those options once selected. In 2011, legacy SLM included private education loans originated under the Smart Option Student Loan program in its ABS pools for the first time. Between 2011 and 2014, the mix of Smart Option Student Loans included in legacy SLM’s private education loan ABS steadily increased as a percentage of the collateral pools, from 10% initially to 64% in later transactions. Sallie Mae Bank’s Private Education Loan and ABS Programs Post-Spin Off Originations. Following the Spin-Off, Sallie Mae Bank continued to originate loans under the Smart Option Student Loan program. As of December 31, 2014, it owned $9.5 billion of private education loans, the vast majority of which were Smart Option Student Loans originated since 2009, and two-thirds of which were originated in 2013 and 2014. Navient ceased originating private education loans following the Spin-Off. Servicing. Immediately prior to the Spin-Off, Sallie Mae Bank assumed responsibility for collections of delinquent loans on the vast majority of its Smart Option Student Loan portfolio. Following the Spin-Off Date, Navient continued to service all private education loans owned by the two companies on its servicing platform until October 2014, when servicing for the vast majority of Sallie Mae Bank’s private education loan portfolio was transitioned to Sallie Mae Bank. Sallie Mae Bank now services and is responsible for collecting the vast majority of the Smart Option Student Loans it owns. Securitization and Sales. In August 2014, Sallie Mae Bank sponsored its first private education loan ABS, SMB Private Education Loan Trust 2014-A (the “SMB 2014-A transaction”). Because this transaction occurred prior to the transfer of loan servicing from Navient to Sallie Mae Bank, Sallie Mae Bank acted as master servicer for the transaction and Navient as subservicer, and the loan pool is serviced pursuant to Navient servicing policies. Also in August 2014, Sallie Mae Bank sold Navient approximately $800 million of performing Smart Option Student Loans. In April 2015, Sallie Mae Bank sponsored a second securitization and residual sale, SMB Private Education Loan Trust 2015-A, for which Sallie Mae Bank acted as servicer. Additional Information. Prior to the Spin-Off, all Smart Option Student Loans were originated and initially held by Sallie Mae Bank, as a subsidiary of legacy SLM. Sallie Mae Bank typically then sold certain of the performing Smart Option Student Loans to an affiliate of legacy SLM for securitization. Additionally, on a monthly basis Sallie Mae Bank sold all loans that were over 90 days past due, in forbearance, restructured or involved in a bankruptcy to an affiliate of legacy SLM. As a result of this second practice, prior to the occurrence of the Spin-Off, historical performance data for Sallie Mae Bank’s Smart Option Student Loan portfolio reflected minimal later stage delinquencies, forbearance or charge-offs. Legacy SLM collected Smart Option Student Loans pursuant to policies that required loans be charged off after 212 days of delinquency. In April 2014, Sallie Mae Bank began collecting the vast majority of its Smart Option Student Loans pursuant to policies that required loans be charged off after 120 days of delinquency, in accordance with bank regulatory guidance. As a result of the various policies described above, it was not until recently that (a) a meaningful amount of Smart Option Student Loan charge-offs occurred in Sallie Mae Bank’s portfolio, and (b) performance data on Sallie Mae Bank’s owned Smart Option Student Loan portfo lio became useful as a basis for evaluating historical trends for Smart Option Student Loans. For the reasons described above, much of Sallie Mae Bank’s historical performance data does not reflect current collections and charge off practices and may not be indicative of the future performance of the Bank’s Smart Option Student Loans. We do not believe the credit performance indicators for Sallie Mae Bank-owned and -serviced Smart Option Student Loans yet provide meaningful period-over-period comparisons. Important Information Regarding Historical Loan Performance Data

20 Types of Smart Option Loan Portfolio Data The portfolio data we used in this report comes from two separate sources of information: (1) Combined Smart Option Student Loan Portfolio Data for Legacy SLM, Navient and Sallie Mae Bank. Information in this category is presented on a combined basis for loans originated under the Smart Option Student Loan program, whether originated by Sallie Mae Bank when it was part of legacy SLM or by Sallie Mae Bank post Spin-Off, and regardless of whether the loan is currently held by an ABS trust, or held or serviced by Navient or Sallie Mae Bank. Data in this category is used in the tables below under the following headings: ̶ “Cumulative Defaults by P&I Repayment Vintage and Years in P&I Repayment” This combined Smart Option Student Loan portfolio data provides insight into gross defaults of all Smart Option Student Loans since 2010, regardless of ownership or servicing standard. We believe historical loan performance data since 2010 is more representative of the expected performance of Smart Option Student Loans to be included in new Sallie Mae Bank trusts than data available for earlier periods. Data available for earlier periods includes a limited number of Smart Option Student Loan product types, a limited amount of loans in principal and interest repayment status, and limited periods of loan performance history. A significant portion of the combined Smart Option Student Loan data described in this category is provided to Sallie Mae Bank by Navient under a data sharing agreement executed in connection with the Spin-Off. This data sharing agreement expires in 2019. Under the data sharing agreement, Navient makes no representations or warranties to Sallie Mae Bank concerning the accuracy and completeness of information that it provided. Sallie Mae Bank has not independently verified, and is not able to verify, the accuracy or completeness of the data provided under the agreement. Loans contained in the combined Smart Option Student Loan portfolio category were serviced by legacy SLM prior to the Spin-Off, and by either Navient or Sallie Mae Bank after the Spin-Off. As noted above, loans serviced by legacy SLM and Navient were serviced pursuant to different policies than those loans serviced by Sallie Mae Bank after the Spin-Off. Specifically, legacy SLM charged off loans after 212 days of delinquency, and Navient has continued this policy. Sallie Mae Bank currently charges off loans after 120 days of delinquency. All loans included in the combined Smart Option Student Loan portfolio were serviced by legacy SLM pursuant to a 212-day charge off policy prior to the Spin-Off. Following the Spin-Off, a portion of the loans included in the combined Smart Option Student Loan portfolio data have been serviced by Navient pursuant to a 212-day charge off policy, and a portion have been serviced by Sallie Mae Bank pursuant to a 120-day charge off policy. As a result, future performance of loans serviced by Sallie Mae Bank may differ from the historical performance of loans reflected in this combined Smart Option Student Loan portfolio data. (2) Legacy SLM Consolidated Smart Option Student Loan Portfolio Data prior to the Spin-Off Date, and Sallie Mae Bank-Only Smart Option Student Loan Data from and after the Spin-Off Date. Information in this category is presented (a) prior to the Spin-Off Date for Smart Option Student Loans owned or serviced by legacy SLM prior to the Spin-Off, and (b) from and after the Spin-Off Date for Smart Option Student Loans serviced by Sallie Mae Bank from and after the Spin-Off. Data in this category is used in the tables below under the following headings: This consolidated Smart Option Student Loan portfolio data provides insight into historical delinquencies, forbearance, defaults and prepayment rates specifically of the Smart Option Student Loans covered, regardless of the loans’ ownership at the time, or whether the loans serve as collateral for an ABS trust. We believe this data is currently the most relevant data available for assessing historical Smart Option Student Loan performance. Loans owned or serviced by legacy SLM and contained in this consolidated Smart Option Student Loan portfolio category were serviced pursuant to legacy SLM servicing policies prior to the Spin-Off. Loans serviced by Sallie Mae Bank and contained in this consolidated Smart Option Student Loan portfolio were serviced pursuant to Sallie Mae Bank servicing policies since the Spin-Off. The servicing policies of legacy SLM were different than the servicing policies of Sallie Mae Bank. Specifically, legacy SLM charged off loans after 212 days of delinquency, while Sallie Mae Bank charges off loans after 120 days of delinquency in accordance with bank regulatory guidance. As a result, future performance of loans serviced by Sallie Mae Bank may differ from the historical performance of loans reflected in this consolidated Smart Option Student Loan portfolio data. Any data or other information presented in the following report is for comparative purposes only, and, is not to be deemed a part of any offering of securities. ̶ “31-60 Day Delinquencies as a Percentage of Loans in P&I Repayment;” ̶ “61-90 Day Delinquencies as a Percentage of Loans in P&I Repayment ;” ̶ “91-plus Day Delinquencies as a Percentage of Loans in P&I Repayment ;” ̶ “Forbearance as a Percentage of Loans in P&I Repayment and Forbearance;” ̶ “Annualized Gross Defaults as a Percentage of Loans in P&I Repayment;” ̶ “Voluntary Constant Prepayment Rates by Origination Vintage and Product;” and ̶ “Total Constant Prepayment Rates by Origination Vintage and Product.” Important Information Regarding Historical Loan Performance Data (cont.)

21 Smart Option Serviced Portfolio: 31-60 Day Delinquencies 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% De c -0 9 M a r- 1 0 J u n -1 0 S e p -1 0 De c -1 0 M a r- 1 1 J u n -1 1 S e p -1 1 De c -1 1 M a r- 1 2 J u n -1 2 S e p -1 2 De c -1 2 M a r- 1 3 J u n -1 3 S e p -1 3 De c -1 3 M a r- 1 4 J u n -1 4 S e p -1 4 De c -1 4 M a r- 1 5 J u n -1 5 S e p -1 5 Pe rc en t o f P & I R ep ay m en t B al an ce Smart Option Student Loans - Serviced Portfolio 31-60 Day Delinquencies as a % of Loans in P&I Repayment (1) Data for Legacy SLM thru April 30, 2014 and Sallie Mae Bank since May 1, 2014 P&I Vintages 2010-2014 (2) Legacy SLM 2010 Vintage: 31-60 Delinquencies as a % of P&I Legacy SLM 2011 Vintage: 31-60 Delinquencies as a % of P&I Legacy SLM 2012 Vintage: 31-60 Delinquencies as a % of P&I Legacy SLM 2013 Vintage: 31-60 Delinquencies as a % of P&I Legacy SLM 2014 Vintage: 31-60 Delinquencies as a % of P&I SLM Bank 2011 Vintage: 31-60 Delinquencies as a % of P&I SLM Bank 2012 Vintage: 31-60 Delinquencies as a % of P&I SLM Bank 2013 Vintage: 31-60 Delinquencies as a % of P&I SLM Bank 2014 Vintage: 31-60 Delinquencies as a % of P&I Pre-Split Post-Split 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% De c -0 9 M a r- 1 0 J u n -1 0 S e p -1 0 De c -1 0 M a r- 1 1 J u n -1 1 S e p -1 1 De c -1 1 M a r- 1 2 J u n -1 2 S e p -1 2 De c -1 2 M a r- 1 3 J u n -1 3 S e p -1 3 De c -1 3 M a r- 1 4 J u n -1 4 S e p -1 4 De c -1 4 M a r- 1 5 J u n -1 5 S e p -1 5 Pe rc en t o f P & I R e p ay m en t B al an ce Smart Option Student Loans - Serviced Portfolio 31-60 Day Delinquencies as a % of Loans in P&I Repayment (1) Data for Legacy SLM thru April 30, 2014 and Sallie Mae Bank since May 1, 2014 Legacy SLM: 31-60 Delinquencies as a % of P&I SLM Bank: 31-60 Delinquencies as a % of P&I Pre-Split Post-Split (1) Loans in ‘P&I Repayment’ include only those loans for which scheduled principal and interest payments are due. (2) SLM Bank 2010 ‘P&I Repayment’ vintage not included in Sallie Mae Bank performance metrics due to insufficient data. Note: Legacy SLM portfolio serviced pursuant to a 212 day charge off policy. Sallie Mae Bank portfolio serviced pursuant to a 120 day charge off policy. Historical trends may not be indicative of future performance.

22 Smart Option Serviced Portfolio: 61-90 Day Delinquencies 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% De c -0 9 M a r- 1 0 J u n -1 0 S e p -1 0 De c -1 0 M a r- 1 1 J u n -1 1 S e p -1 1 De c -1 1 M a r- 1 2 J u n -1 2 S e p -1 2 De c -1 2 M a r- 1 3 J u n -1 3 S e p -1 3 De c -1 3 M a r- 1 4 J u n -1 4 S e p -1 4 De c -1 4 M a r- 1 5 J u n -1 5 S e p -1 5 Pe rc en t o f P & I R ep ay m en t B al an ce Smart Option Student Loans - Serviced Portfolio 61-90 Day Delinquencies as a % of Loans in P&I Repayment (1) Data for Legacy SLM thru April 30, 2014 and Sallie Mae Bank since May 1, 2014 P&I Vintages 2010-2014 (2) Legacy SLM 2010 Vintage: 61-90 Delinquencies as a % of P&I Legacy SLM 2011 Vintage: 61-90 Delinquencies as a % of P&I Legacy SLM 2012 Vintage: 61-90 Delinquencies as a % of P&I Legacy SLM 2013 Vintage: 61-90 Delinquencies as a % of P&I Legacy SLM 2014 Vintage: 61-90 Delinquencies as a % of P&I SLM Bank 2011 Vintage: 61-90 Delinquencies as a % of P&I SLM Bank 2012 Vintage: 61-90 Delinquencies as a % of P&I SLM Bank 2013 Vintage: 61-90 Delinquencies as a % of P&I SLM Bank 2014 Vintage: 61-90 Delinquencies as a % of P&I Pre-Split Post-Split 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% De c -0 9 M a r- 1 0 J u n -1 0 S e p -1 0 De c -1 0 M a r- 1 1 J u n -1 1 S e p -1 1 De c -1 1 M a r- 1 2 J u n -1 2 S e p -1 2 De c -1 2 M a r- 1 3 J u n -1 3 S e p -1 3 De c -1 3 M a r- 1 4 J u n -1 4 S e p -1 4 De c -1 4 M a r- 1 5 J u n -1 5 S e p -1 5 Pe rc en t o f P & I R ep ay m en t B al an ce Smart Option Student Loans - Serviced Portfolio 61-90 Day Delinquencies as a % of Loans in P&I Repayment (1) Data for Legacy SLM thru April 30, 2014 and Sallie Mae Bank since May 1, 2014 Legacy SLM: 61-90 Delinquencies as a % of P&I SLM Bank: 61-90 Delinquencies as a % of P&I Pre-Split Post-Split (1) Loans in ‘P&I Repayment’ include only those loans for which scheduled principal and interest payments are due. (2) SLM Bank 2010 ‘P&I Repayment’ vintage not included in Sallie Mae Bank performance metrics due to insufficient data. Note: Legacy SLM portfolio serviced pursuant to a 212 day charge off policy. Sallie Mae Bank portfolio serviced pursuant to a 120 day charge off policy. Historical trends may not be indicative of future performance.

23 Smart Option Serviced Portfolio: 91+ Day Delinquencies 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% De c -0 9 M a r- 1 0 J u n -1 0 S e p -1 0 De c -1 0 M a r- 1 1 J u n -1 1 S e p -1 1 De c -1 1 M a r- 1 2 J u n -1 2 S e p -1 2 De c -1 2 M a r- 1 3 J u n -1 3 S e p -1 3 De c -1 3 M a r- 1 4 J u n -1 4 S e p -1 4 De c -1 4 M a r- 1 5 J u n -1 5 S e p -1 5 Pe rc e n t o f P & I R ep ay m en t B al an ce Smart Option Student Loans - Serviced Portfolio 91+ Day Delinquencies as a % of Loans in P&I Repayment (1) Data for Legacy SLM thru April 30, 2014 and Sallie Mae Bank since May 1, 2014 P&I Vintages 2010-2014 (2) Legacy SLM 2010 Vintage: 91+ Delinquencies as a % of P&I Legacy SLM 2011 Vintage: 91+ Delinquencies as a % of P&I Legacy SLM 2012 Vintage: 91+ Delinquencies as a % of P&I Legacy SLM 2013 Vintage: 91+ Delinquencies as a % of P&I Legacy SLM 2014 Vintage: 91+ Delinquencies as a % of P&I SLM Bank 2011 Vintage: 91+ Delinquencies as a % of P&I SLM Bank 2012 Vintage: 91+ Delinquencies as a % of P&I SLM Bank 2013 Vintage: 91+ Delinquencies as a % of P&I SLM Bank 2014 Vintage: 91+ Delinquencies as a % of P&I Pre-Split Post-Split 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% De c -0 9 M a r- 1 0 J u n -1 0 S e p -1 0 De c -1 0 M a r- 1 1 J u n -1 1 S e p -1 1 De c -1 1 M a r- 1 2 J u n -1 2 S e p -1 2 De c -1 2 M a r- 1 3 J u n -1 3 S e p -1 3 De c -1 3 M a r- 1 4 J u n -1 4 S e p -1 4 De c -1 4 M a r- 1 5 J u n -1 5 S e p -1 5 Pe rc e n t o f P & I R ep ay m en t B al an ce Smart Option Student Loans - Serviced Portfolio 91+ Day Delinquencies as a % of Loans in P&I Repayment (1) Data for Legacy SLM thru April 30, 2014 and Sallie Mae Bank since May 1, 2014 Legacy SLM: 91+ Delinquencies as a % of P&I SLM Bank: 91+ Delinquencies as a % of P&I Pre-Split Post-Split (1) Loans in ‘P&I Repayment’ include only those loans for which scheduled principal and interest payments are due. (2) SLM Bank 2010 ‘P&I Repayment’ vintage not included in Sallie Mae Bank performance metrics due to insufficient data. Note: Legacy SLM portfolio serviced pursuant to a 212 day charge off policy. Sallie Mae Bank portfolio serviced pursuant to a 120 day charge off policy. Historical trends may not be indicative of future performance.

24 Smart Option Serviced Portfolio: Forbearance (1) Loans in ‘P&I Repayment’ include only those loans for which scheduled principal and interest payments are due. (2) On June 1, 2015 the FDIC published FIL-23-2015, which encouraged lenders to work constructively with borrowers impacted by the floods in Texas in the spring of 2015. A one-time, two month disaster forbearance was granted to all student loan customers resident in the impacted area. This doubled our forbearance rate in June. Substantially all of the borrowers were current at the time the forbearance was granted. (3) SLM Bank 2010 ‘P&I Repayment’ vintage not included in Sallie Mae Bank performance metrics due to insufficient data. Note: Legacy SLM portfolio serviced pursuant to a 212 day charge off policy. Sallie Mae Bank portfolio serviced pursuant to a 120 day charge off policy. Historical trends may not be indicative of future performance. 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 20.0% De c -0 9 M a r- 1 0 J u n -1 0 S e p -1 0 De c -1 0 M a r- 1 1 J u n -1 1 S e p -1 1 De c -1 1 M a r- 1 2 J u n -1 2 S e p -1 2 De c -1 2 M a r- 1 3 J u n -1 3 S e p -1 3 De c -1 3 M a r- 1 4 J u n -1 4 S e p -1 4 De c -1 4 M a r- 1 5 J u n -1 5 S e p -1 5 Pe rc en t o f P & I R ep ay m en t an d F o rb ea ra n ce B al an ce Smart Option Student Loans - Serviced Portfolio Forbearance as a % of Loans in P&I Repayment and Forbearance (1), (2) Data for Legacy SLM thru April 30, 2014 and Sallie Mae Bank since May 1, 2014 P&I Vintages 2010-2014 (3) Legacy SLM 2010 Vintage: Forbearance as a % of P&I Repayment and Forbearance Legacy SLM 2011 Vintage: Forbearance as a % of P&I Repayment and Forbearance Legacy SLM 2012 Vintage: Forbearance as a % of P&I Repayment and Forbearance Legacy SLM 2013 Vintage: Forbearance as a % of P&I Repayment and Forbearance Legacy SLM 2014 Vintage: Forbearance as a % of P&I Repayment and Forbearance SLM Bank 2011 Vintage: Forbearance as a % of P&I Repayment and Forbearance SLM Bank 2012 Vintage: Forbearance as a % of P&I Repayment and Forbearance SLM Bank 2013 Vintage: Forbearance as a % of P&I Repayment and Forbearance SLM Bank 2014 Vintage: Forbearance as a % of P&I Repayment and Forbearance Pre-Split Post-Split 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 20.0% De c -0 9 M a r- 1 0 J u n -1 0 S e p -1 0 De c -1 0 M a r- 1 1 J u n -1 1 S e p -1 1 De c -1 1 M a r- 1 2 J u n -1 2 S e p -1 2 De c -1 2 M a r- 1 3 J u n -1 3 S e p -1 3 De c -1 3 M a r- 1 4 J u n -1 4 S e p -1 4 De c -1 4 M a r- 1 5 J u n -1 5 S e p -1 5 Pe rc en t o f P & I R ep ay m en t an d F o rb ea ra n ce B al an ce Smart Option Student Loans - Serviced Portfolio Forbearance as a % of Loans in P&I Repayment and Forbearance (1), (2) Data for Legacy SLM thru April 30, 2014 and Sallie Mae Bank since May 1, 2014 Legacy SLM: Forbearance as a % of P&I Repayment and Forbearance SLM Bank: Forbearance as a % of P&I Repayment and Forbearance Pre-Split Post-Split

25 Smart Option Serviced Portfolio: Annualized Gross Defaults (1) Loans in ‘P&I Repayment’ include only those loans for which scheduled principal and interest payments are due. Defaults occurring prior to ‘P&I Repayment’ are not represented in the data. (2) SLM Bank 2010 ‘P&I Repayment’ vintage not included in Sallie Mae Bank performance metrics due to insufficient data. Note: Legacy SLM portfolio serviced pursuant to a 212 day charge off policy. Sallie Mae Bank portfolio serviced pursuant to a 120 day charge off policy. Historical trends may not be indicative of future performance. 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% De c -0 9 M a r- 1 0 J u n -1 0 S e p -1 0 De c -1 0 M a r- 1 1 J u n -1 1 S e p -1 1 De c -1 1 M a r- 1 2 J u n -1 2 S e p -1 2 De c -1 2 M a r- 1 3 J u n -1 3 S e p -1 3 De c -1 3 M a r- 1 4 J u n -1 4 S e p -1 4 De c -1 4 M a r- 1 5 J u n -1 5 S e p -1 5 Pe rc en t o f P & I R ep ay m en t B al an ce Smart Option Student Loans - Serviced Portfolio Annualized Gross Defaults as a % of Loans in P&I Repayment(1) Data for Legacy SLM thru April 30, 2014 and Sallie Mae Bank since May 1, 2014 P&I Vintages 2010-2014 (2) Legacy SLM 2010 Vintage: Annualized Gross Defaults as a % of Loans in P&I Repayment Legacy SLM 2011 Vintage: Annualized Gross Defaults as a % of Loans in P&I Repayment Legacy SLM 2012 Vintage: Annualized Gross Defaults as a % of Loans in P&I Repayment Legacy SLM 2013 Vintage: Annualized Gross Defaults as a % of Loans in P&I Repayment Legacy SLM 2014 Vintage: Annualized Gross Defaults as a % of Loans in P&I Repayment SLM Bank 2011 Vintage: Annualized Gross Defaults as a % of Loans in P&I Repayment SLM Bank 2012 Vintage: Annualized Gross Defaults as a % of Loans in P&I Repayment SLM Bank 2013 Vintage: Annualized Gross Defaults as a % of Loans in P&I Repayment SLM Bank 2014 Vintage: Annualized Gross Defaults as a % of Loans in P&I Repayment Pre-Split Post-Split 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% De c -0 9 M a r- 1 0 J u n -1 0 S e p -1 0 De c -1 0 M a r- 1 1 J u n -1 1 S e p -1 1 De c -1 1 M a r- 1 2 J u n -1 2 S e p -1 2 De c -1 2 M a r- 1 3 J u n -1 3 S e p -1 3 De c -1 3 M a r- 1 4 J u n -1 4 S e p -1 4 De c -1 4 M a r- 1 5 J u n -1 5 S e p -1 5 Pe rc en t o f P & I R ep ay m en t B al an ce Smart Option Student Loans - Serviced Portfolio Annualized Gross Defaults as a % of Loans in P&I Repayment(1) Data for Legacy SLM thru April 30, 2014 and Sallie Mae Bank since May 1, 2014 Legacy SLM: Annualized Gross Defaults as a % of Loans in P&I Repayment SLM Bank: Annualized Gross Defaults as a % of Loans in P&I Repayment Pre-Split Post-Split

26 Smart Option Vintage Data: Cumulative Gross Default by Loan Type 5.8% 4.9% 3.5% 2.6% 1.5% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 0 1 2 3 4 5 6 7 8 9 10 11 C u m u la ti ve D ef au lt R at e as a % o f O ri gi n al B al an ce Years in P&I Repayment Smart Option Student Loans - Serviced Portfolio: All Products Cumulative Defaults by P&I Repayment Vintage and Years in P&I Repayment (1) Data for Legacy SLM, Navient and Sallie Mae Bank Combined thru 9/30/2015 (2) 2010 2011 2012 2013 2014 5.8% 4.7% 2.9% 2.0% 1.1% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 0 1 2 3 4 5 6 7 8 9 10 11 C u m u la ti ve D ef au lt R at e as a % o f O ri gi n al B al an ce Years in P&I Repayment Smart Option Student Loans - Serviced Portfolio: Interest Only Cumulative Defaults by P&I Repayment Vintage and Years in P&I Repayment (1) Data for Legacy SLM, Navient and Sallie Mae Bank Combined thru 9/30/2015 (2) 2010 2011 2012 2013 2014 5.5% 4.1% 2.5% 1.3% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 0 1 2 3 4 5 6 7 8 9 10 11 C u m u la ti ve D ef au lt R at e as a % o f O ri gi n al B al an ce Years in P&I Repayment Smart Option Student Loans - Serviced Portfolio: Fixed Pay Cumulative Defaults by P&I Repayment Vintage and Years in P&I Repayment (1) Data for Legacy SLM, Navient and Sallie Mae Bank Combined thru 9/30/2015 (2) 2011 2012 2013 2014 4.2% 3.4% 2.2% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 0 1 2 3 4 5 6 7 8 9 10 11 C u m u la ti ve D ef au lt R at e as a % o f O ri gi n al B al an ce Years in P&I Repayment Smart Option Student Loans - Serviced Portfolio: Deferred Cumulative Defaults by P&I Repayment Vintage and Years in P&I Repayment (1) Data for Legacy SLM, Navient and Sallie Mae Bank Combined thru 9/30/2015 (2) 2012 2013 2014 (1) Loans in ‘P&I Repayment’ include only those loans for which scheduled principal and interest payments are due. Data as of September 30, 2015. (2) Certain data used in the charts above was provided by Navient under a data sharing agreement. Sallie Mae Bank has not independently verified, and is not able to verify, the accuracy or completeness of the data provided under the agreement. Note: Legacy SLM and Navient portfolio serviced pursuant to a 212 day charge-off policy. Sallie Mae Bank portfolio serviced pursuant to a 120 day charge-off policy. Historical trends may not be indicative of future performance.

27 Smart Option Vintage Data: Voluntary Prepayments 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 % C P R Quarters Since Disbursement Smart Option Student Loans - Serviced Portfolio Voluntary CPR by Origination Vintage (1) Interest Only, Fixed Payment and Deferred Products Data for Legacy SLM thru April 30, 2014 and Sallie Mae Bank since May 1, 2014 (2), (3) 2011 Vintage 2012 Vintage 2013 Vintage 2014 Vintage ► Following the first year after disbursement, voluntary prepayments have generally ranged from between 2-3% for the Smart Option Deferred loan product, to 5-6% for the Interest Only product (1) Data for all loans from initial disbursement, whether or not scheduled payments are due. Voluntary CPR includes only voluntary prepayments. (2) Data as of September 30, 2015. Partial periods are removed from the analysis. (3) SLM Bank 2010 ‘P&I Repayment’ vintage not included in Sallie Mae Bank performance metrics due to insufficient data. Note: Legacy SLM and Navient portfolio serviced pursuant to a 212 day charge-off policy. Sallie Mae Bank portfolio serviced pursuant to a 120 day charge-off policy. Historical trends may not be indicative of future performance. 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 % C P R Quarters Since Disbursement Smart Option Student Loans - Serviced Portfolio Voluntary CPR by Origination Vintage and Product (1) Interest Only, Fixed Payment and Deferred Products Data for Legacy SLM thru April 30, 2014 and Sallie Mae Bank since May 1, 2014 (2), (3) 2011 Vintage, Smart Option IO Total 2011 Vintage, Smart Option Fixed Total 2012 Vintage, Smart Option IO Total 2012 Vintage, Smart Option Fixed Total 2012 Vintage, Smart Option Deferred Total 2013 Vintage, Smart Option IO Total 2013 Vintage, Smart Option Fixed Total 2013 Vintage, Smart Option Deferred Total 2014 Vintage, Smart Option IO Total 2014 Vintage, Smart Option Fixed Total 2014 Vintage, Smart Option Deferred Total

28 Smart Option Vintage Data: Total Prepayments ► Following the first year after disbursement, total prepayments have generally ranged around 4% (1) Data for all loans from initial disbursement, whether or not scheduled payments are due. Total CPR includes both voluntary prepayments and defaults. (2) Data as of September 30, 2015. Partial periods are removed from the analysis. (3) SLM Bank 2010 ‘P&I Repayment’ vintage not included in Sallie Mae Bank performance metrics due to insufficient data. Note: Legacy SLM and Navient portfolio serviced pursuant to a 212 day charge-off policy. Sallie Mae Bank portfolio serviced pursuant to a 120 day charge-off policy. Historical trends may not be indicative of future performance. 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 % C P R Quarters Since Disbursement Smart Option Student Loans - Serviced Portfolio Total CPR by Origination Vintage (1) Interest Only, Fixed Payment and Deferred Products Data for Legacy SLM thru April 30, 2014 and Sallie Mae Bank since May 1, 2014 (2), (3) 2011 Vintage 2012 Vintage 2013 Vintage 2014 Vintage 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 % C P R Quarters Since Disbursement Smart Option Student Loans - Serviced Portfolio Total CPR by Origination Vintage and Product (1) Interest Only, Fixed Payment and Deferred Products Data for Legacy SLM thru April 30, 2014 and Sallie Mae Bank since May 1, 2014 (2), (3) 2011 Vintage, Smart Option IO Total 2011 Vintage, Smart Option Fixed Total 2012 Vintage, Smart Option IO Total 2012 Vintage, Smart Option Fixed Total 2012 Vintage, Smart Option Deferred Total 2013 Vintage, Smart Option IO Total 2013 Vintage, Smart Option Fixed Total 2013 Vintage, Smart Option Deferred Total 2014 Vintage, Smart Option IO Total 2014 Vintage, Smart Option Fixed Total 2014 Vintage, Smart Option Deferred Total

29 Smart Option: Cumulative Recoveries ► Recoveries of charged-off Smart Option Student Loans® historically have occurred over a longer period than for many other types of unsecured consumer credit (1) Certain data used in the charts above was provided by Navient under a data sharing agreement. Sallie Mae Bank has not independently verified, and is not able to verify, the accuracy or completeness of the data provided under the agreement. Cumulative recoveries for the current period excludes loans sold to third parties, resulting in higher levels of recoveries than previously reported for comparable historical periods. Note: Recovery data is for collections of charged off Smart Option loans managed by legacy SLM and Navient only. Sallie Mae Bank is currently selling charged off loans to third parties. In the future, Sallie Mae Bank expects to have the option of selling or internally managing collections of charged off loans, and to utilize one or both of those strategies at any time based on market conditions. Legacy SLM and Navient portfolio serviced pursuant to a 212 day charge-off policy. Sallie Mae Bank portfolio serviced pursuant to a 120 day charge-off policy. Historical trends may not be indicative of future performance. 24.1% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 0 4 8 12 16 20 24 28 32 36 40 44 48 52 56 60 C u m u la ti ve R ec o ve ry R at e as a % o f C h ar ge d O ff L o an B al an ce Monthly Periods Since Charge Off Smart Option Loan Cumulative Recovery Rate for Combined Charge-Offs Since 2010 Data for Legacy SLM and Navient thru September 30, 2015 (1) Combined Charge-Offs; Recoveries as a % of Charge-Off Principal 27.7% 24.3% 22.2% 16.6% 13.1% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 0 4 8 12 16 20 24 28 32 36 40 44 48 52 56 60 C u m u la ti ve R ec o ve ry R at e as a % o f C h ar ge d O ff L o an B al an ce Monthly Periods Since Charge Off Smart Option Loan Cumulative Recovery Rate For Charge-Off Vintages Since 2010 Data for Legacy SLM and Navient thru September 30, 2015 (1) 2010 Charge-Off Vintage; Recoveries as a % of Charge-Off Principal 2011 Charge-Off Vintage; Recoveries as a % of Charge-Off Principal 2012 Charge-Off Vintage; Recoveries as a % of Charge-Off Principal 2013 Charge-Off Vintage; Recoveries as a % of Charge-Off Principal 2014 Charge-Off Vintage; Recoveries as a % of Charge-Off Principal

30  The following cohort default triangles provide loan performance information for Legacy SLM, Navient and Sallie Mae Bank serviced Smart Option loans combined, thru the most recent period indicated (1)  Terms and calculations used in the cohort default triangles are defined below:  P&I Repayment Year – The calendar year that loans entered P&I repayment ̶ All Smart Option loans are considered to be in P&I repayment any time the borrower is required to make full principal and interest payments on the loan  Disbursed Principal Entering P&I Repayment – The amount of principal entering P&I repayment in a given year, based on disbursed principal prior to any interest capitalization  Years in P&I Repayment – Measured in years between P&I repayment start date and default date. Year zero represents defaults that occurred prior to the start of P&I repayment  Periodic Defaults – Defaulted principal in each Year in P&I Repayment as a percentage of the disbursed principal entering repayment in each P&I Repayment Year ̶ Defaulted principal includes any interest capitalization that occurred prior to default ̶ Defaulted principal is not reduced by any amounts recovered after the loan defaulted ̶ Because the numerator includes capitalized interest while the denominator does not, default rates are higher than if the numerator and denominator both included capitalized interest  Total – The sum of Periodic Defaults across Years in P&I Repayment for each P&I Repayment Year (1) Data excludes loans made to borrowers attending certain for profit schools not included in legacy SLM securitizations. Excluded loans represent less than one percent of the total loan balances. Note: Historical trends suggested by the cohort default triangles may not be indicative of future performance. Legacy SLM and Navient serviced loans were serviced pursuant to a 212 day charge off policy. Sallie Mae Bank serviced loans were serviced pursuant to a 120 day charge off policy. Smart Option Loan Program Cohort Default Triangles

31 Cohort Default Triangles – Smart Option Combined (IO, Fixed & Deferred) Data as of 9/30/2015. (1) Private education loans marketed under the Smart Option Student Loan brand. (2) Periodic Defaults for the most recent calendar Year in P& I Repayment are for a partial year. (3) Numerator is the amount of principal in each P&I Repayment Cohort that defaulted in each Year in P&I Repayment. Denominator is the amount of disbursed principal for that P&I Repayment Year. Smart Option Combined (P&I Repayment Status - No Co-Signer) Smart Option Combined (P&I Repayment Status - Co-Signer) Smart Option Combined (P&I Repayment Status - Total) P&I Repayment Year Disbursed Principal Entering P&I Repayment ($m) Periodic Defaults by Years in P&I Repayment (1), (2), (3) 0 1 2 3 4 5 Total 2010 $440 1.0% 1.2% 1.1% 1.0% 0.9% 0.5% 5.8% 2011 $1,020 0.8% 1.0% 1.3% 1.0% 0.8% 4.9% 2012 $1,657 0.5% 0.8% 1.3% 1.0% 3.5% 2013 $2,298 0.3% 0.9% 1.4% 2.6% 2014 $2,847 0.3% 1.2% 1.5% P&I Repayment Year Disbursed Principal Entering P&I Repayment ($m) Periodic Defaults by Years in P&I Repayment (1), (2), (3) 0 1 2 3 4 5 Total 2010 $420 1.0% 1.1% 1.1% 1.0% 0.9% 0.5% 5.6% 2011 $936 0.7% 0.9% 1.2% 1.0% 0.7% 4.5% 2012 $1,511 0.4% 0.6% 1.1% 0.9% 3.0% 2013 $2,083 0.3% 0.7% 1.2% 2.2% 2014 $2,565 0.3% 1.0% 1.2% P&I Repayment Year Disbursed Principal Entering P&I Repayment ($m) Periodic Defaults by Years in P&I Repayment (1), (2), (3) 0 1 2 3 4 5 Total 2010 $20 1.5% 2.4% 1.7% 1.6% 1.2% 0.6% 9.0% 2011 $85 1.8% 2.6% 2.2% 1.8% 1.2% 9.5% 2012 $145 1.1% 2.5% 2.9% 1.9% 8.3% 2013 $215 0.8% 2.6% 3.0% 6.4% 2014 $282 0.9% 3.5% 4.3% Note: Certain data used in the charts above was provided by Navient under a data sharing agreement. Sallie Mae Bank has not independently verified, and is not able to verify, the accuracy or completeness of the data provided under the agreement. Cumulative charge-off figures provided above include certain loans sold to third parties not included in calculations for prior periods, resulting in higher levels of charge offs than previously reported for comparable historical periods.

32 Cohort Default Triangles – Smart Option Interest Only Smart Option IO (P&I Repayment Status - No Co-Signer) Smart Option IO (P&I Repayment Status - Co-Signer) Smart Option IO (P&I Repayment Status - Total) P&I Repayment Year Disbursed Principal Entering P&I Repayment ($m) Periodic Defaults by Years in P&I Repayment (1), (2), (3) 0 1 2 3 4 5 Total 2010 $439 1.1% 1.2% 1.1% 1.0% 0.9% 0.5% 5.8% 2011 $785 0.9% 0.9% 1.2% 0.9% 0.7% 4.7% 2012 $865 0.7% 0.6% 0.9% 0.7% 2.9% 2013 $901 0.6% 0.6% 0.9% 2.0% 2014 $870 0.5% 0.6% 1.1% P&I Repayment Year Disbursed Principal Entering P&I Repayment ($m) Periodic Defaults by Years in P&I Repayment (1), (2), (3) 0 1 2 3 4 5 Total 2010 $419 1.0% 1.1% 1.1% 1.0% 0.9% 0.5% 5.6% 2011 $724 0.8% 0.8% 1.2% 0.9% 0.6% 4.4% 2012 $797 0.6% 0.5% 0.8% 0.6% 2.6% 2013 $827 0.5% 0.5% 0.8% 1.7% 2014 $790 0.5% 0.4% 0.9% P&I Repayment Year Disbursed Principal Entering P&I Repayment ($m) Periodic Defaults by Years in P&I Repayment (1), (2), (3) 0 1 2 3 4 5 Total 2010 $20 1.5% 2.5% 1.7% 1.6% 1.2% 0.6% 9.1% 2011 $61 2.0% 2.2% 1.8% 1.5% 1.0% 8.6% 2012 $68 1.3% 1.8% 2.2% 1.3% 6.5% 2013 $74 1.4% 1.9% 1.9% 5.2% 2014 $79 1.3% 1.7% 3.0% Data as of 9/30/2015. (1) Private education loans marketed under the Smart Option Student Loan brand. (2) Periodic Defaults for the most recent calendar Year in P&I Repayment are for a partial year. (3) Numerator is the amount of principal in each P&I Repayment Cohort that defaulted in each Year in P&I Repayment. Denominator is the amount of disbursed principal for that P&I Repayment Year. Note: Certain data used in the charts above was provided by Navient under a data sharing agreement. Sallie Mae Bank has not independently verified, and is not able to verify, the accuracy or completeness of the data provided under the agreement. Cumulative charge-off figures provided above include certain loans sold to third parties not included in calculations for prior periods, resulting in higher levels of charge offs than previously reported for comparable historical periods.

33 Cohort Default Triangles – Smart Option Fixed Payment Smart Option Fixed Payment (P&I Repayment Status – No Co-Signer) Smart Option Fixed Payment (P&I Repayment Status - Co-Signer) Smart Option Fixed Payment (P&I Repayment Status - Total) P&I Repayment Year Disbursed Principal Entering Periodic Defaults by Years in P&I Repayment (1), (2), (3) P&I Repayment ($m) 0 1 2 3 4 Total 2011 $230 0.3% 1.2% 1.5% 1.4% 1.2% 5.5% 2012 $538 0.4% 0.8% 1.7% 1.2% 4.1% 2013 $740 0.3% 0.8% 1.4% 2.5% 2014 $966 0.4% 0.9% 1.3% P&I Repayment Year Disbursed Principal Entering Periodic Defaults by Years in P&I Repayment (1), (2), (3) P&I Repayment ($m) 0 1 2 3 4 Total 2011 $207 0.2% 0.9% 1.3% 1.3% 1.2% 4.8% 2012 $490 0.3% 0.6% 1.5% 1.1% 3.5% 2013 $677 0.3% 0.7% 1.2% 2.2% 2014 $883 0.3% 0.7% 1.0% P&I Repayment Year Disbursed Principal Entering Periodic Defaults by Years in P&I Repayment (1), (2), (3) P&I Repayment ($m) 0 1 2 3 4 Total 2011 $23 1.2% 3.5% 3.2% 2.4% 1.6% 11.8% 2012 $48 1.3% 2.7% 3.8% 2.2% 10.0% 2013 $63 1.0% 2.5% 2.9% 6.4% 2014 $83 1.3% 2.6% 3.8% Data as of 9/30/2015. (1) Private education loans marketed under the Smart Option Student Loan brand. (2) Periodic Defaults for the most recent calendar Year in P&I Repayment are for a partial year. (3) Numerator is the amount of principal in each P&I Repayment Cohort that defaulted in each Year in P&I Repayment. Denominator is the amount of disbursed principal for that P&I Repayment Year. Note: Certain data used in the charts above was provided by Navient under a data sharing agreement. Sallie Mae Bank has not independently verified, and is not able to verify, the accuracy or completeness of the data provided under the agreement. Cumulative charge-off figures provided above include certain loans sold to third parties not included in calculations for prior periods, resulting in higher levels of charge offs than previously reported for comparable historical periods.

34 Cohort Default Triangles – Smart Option Deferred Payment Smart Option Deferred (P&I Repayment Status – No Co-Signer) Smart Option Deferred (P&I Repayment Status - Co-Signer) Smart Option Deferred (P&I Repayment Status - Total) P&I Repayment Disbursed Principal Entering P&I Periodic Defaults by Years in P&I Repayment (1), (2),(3) Year Repayment ($m) 0 1 2 3 Total 2012 $253 0.0% 1.2% 1.4% 1.5% 4.2% 2013 $657 0.0% 1.3% 2.0% 3.4% 2014 $1,011 0.1% 2.1% 2.2% P&I Repayment Disbursed Principal Entering P&I Periodic Defaults by Years in P&I Repayment (1), (2),(3) Year Repayment ($m) 0 1 2 3 Total 2012 $224 0.0% 0.9% 1.2% 1.3% 3.5% 2013 $578 0.0% 1.1% 1.7% 2.8% 2014 $892 0.1% 1.6% 1.7% P&I Repayment Year Disbursed Principal Entering P&I Periodic Defaults by Years in P&I Repayment (1), (2),(3) Repayment ($m) 0 1 2 3 Total 2012 $29 0.0% 3.8% 3.0% 2.8% 9.7% 2013 $78 0.1% 3.3% 4.1% 7.5% 2014 $119 0.3% 5.3% 5.6% Data as of 9/30/2015. (1) Private education loans marketed under the Smart Option Student Loan brand. (2) Periodic Defaults for the most recent calendar Year in P&I Repayment are for a partial year. (3) Numerator is the amount of principal in each P&I Repayment Cohort that defaulted in each Year in P&I Repayment. Denominator is the amount of disbursed principal for that P&I Repayment Year. Note: Certain data used in the charts above was provided by Navient under a data sharing agreement. Sallie Mae Bank has not independently verified, and is not able to verify, the accuracy or completeness of the data provided under the agreement. Cumulative charge-off figures provided above include certain loans sold to third parties not included in calculations for prior periods, resulting in higher levels of charge offs than previously reported for comparable historical periods.

35 ABS Supplement

36 Sallie Mae’s Smart Option Loan Product Overview  The Smart Option loan product was introduced by Sallie Mae in 2009  The Smart Option loan program consists of:  Smart Option Interest Only loans - require full interest payments during in-school, grace, and deferment periods  Smart Option Fixed Pay loans - require $25 fixed payments during in-school, grace, and deferment periods  Smart Option Deferred loans – do not require payments during in-school and grace periods  Variable rate loans indexed to LIBOR, or fixed rate  Smart Option payment option may not be changed after selected at origination  Underwritten using proprietary credit score model  Marketed primarily through the school channel and also directly to consumers, with all loans certified by and disbursed directly to schools Smart Option Loan Program Origination Channel School Typical Borrower Student Typical Co-signer Parent Typical Loan $10,000 avg orig bal, 5 to 15 yr term, in-school payments of interest only, $25 fixed or fully deferred Origination Period March 2009 to present Certification and Disbursement School certified and school disbursed Borrower Underwriting FICO, custom credit score model, and judgmental underwriting Borrowing Limits $200,000 Current ABS Criteria For-Profit; FICO ≥ 670 Not-for-Profit; FICO ≥ 640 Historical Risk-Based Pricing L + 2% to L + 14% Dischargeable in Bankruptcy No (1) Additional Characteristics Made to students and parents primarily through college financial aid offices to fund 2-year, 4-year and graduate school college tuition, room and board Also available on a limited basis to students and parents to fund non-degree granting secondary education, including community college, part time, technical and trade school programs Both Title IV and non-Title IV schools (1) Private education loans are typically non-dischargeable in bankruptcy, unless a borrower can prove that repayment of the loan would impose an "undue hardship“.

37 SMB vs. Legacy SLM Private Education Loan ABS Summary (1) Smart Option loans considered in ‘P&I Repayment’ only if borrowers are subject to full principal and interest payments on the loan. 11-A 11-B 11-C 12-A 12-B 12-C 12-D 12-E 13-A 13-B 13-C 14-A 14-A 15-A 15-B 14-A 15-A 15-B 15-C Total Bond Amount ($mil) 562 825 721 547 891 1,135 640 976 1,108 1,135 624 676 664 689 700 382 704 714 701 Initial AAA Enhancement (%) 21% 18% 24% 27% 26% 25% 25% 21% 26% 22% 28% 24% 30% 32% 36% 21% 23% 22% 23% Initial Class B Enhancement (%) -- -- -- -- -- -- -- -- 15% 13% 20% 15% 22% 23% -- 12% 13% 13% 14% Loan Program (%) Signature/Law/MBA/Med 88% 91% 71% 61% 48% 43% 37% 35% 26% 29% 26% 19% 26% 27% 52% 0% 0% 0% 0% Smart Option -- -- 10% 20% 30% 40% 45% 48% 63% 63% 64% 63% 50% 50% -- 100% 100% 100% 100% Consolidation 0% 0% 7% 6% 9% 5% 5% 5% 3% 5% 0% 6% 9% 2% 8% 0% 0% 0% 0% Direct to Consumer 9% 6% 12% 12% 12% 12% 12% 12% 8% 3% 10% 12% 15% 21% 26% 0% 0% 0% 0% Career Training 3% 3% 0% 1% 1% 0% 0% 0% 0% 0% 0% 0% 0% 0% 13% 0% 0% 0% 0% Total 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% Loan Status (%) (1) School, Grace, Deferment 55% 55% 45% 37% 38% 40% 39% 44% 59% 62% 63% 49% 46% 24% 9% 91% 79% 78% 73% P&I Repayment 43% 43% 52% 60% 60% 57% 59% 54% 39% 36% 36% 50% 53% 68% 89% 9% 20% 21% 24% Forbearance 2% 3% 2% 2% 2% 3% 2% 2% 2% 2% 1% 1% 1% 8% 2% 0% 2% 1% 3% Wtd Avg Term to Maturity (Mo.) 192 189 182 171 164 151 144 148 144 146 143 150 161 155 157 140 133 130 127 % Loans with Cosigner 72% 75% 71% 75% 77% 79% 80% 80% 80% 80% 81% 82% 79% 80% 64% 93% 92% 92% 92% % Loans with No Cosigner 28% 25% 29% 25% 23% 21% 20% 20% 20% 20% 19% 18% 21% 20% 36% 7% 8% 8% 8% Wtd Avg FICO at Origination 737 736 733 735 736 737 740 733 741 740 740 742 739 731 730 747 747 746 747 Wtd Avg Recent FICO at Issuance 723 722 720 724 726 728 730 722 733 734 733 741 737 714 726 745 744 741 747 WA FICO (Cosigner at Origination) 747 745 744 745 745 745 748 741 751 750 749 750 748 738 742 750 750 749 750 WA FICO (Cosigner at Rescored) 736 731 734 732 734 735 738 728 745 746 745 750 746 724 739 748 748 745 750 WA FICO (Borrower at Origination) 709 710 704 705 705 707 710 702 703 702 705 707 707 701 704 708 714 715 714 WA FICO (Borrower at Rescored) 690 695 688 700 700 702 698 696 683 684 682 701 707 672 704 701 702 699 701 Variable Rate Loans 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 89% 97% 100% 85% 82% 82% 82% Wtd Avg Annual Borrower Interest Rate 7.75% 7.45% 6.61% 7.04% 7.23% 7.38% 7.43% 7.70% 6.88% 6.89% 7.13% 6.85% 6.89% 7.60% 5.82% 7.82% 8.21% 8.21% 8.27% Legacy SLM Navient Sallie Mae Bank

38 Sallie Mae Bank Servicing Policy Policy Pre-Spin, Legacy SLM Serviced Post-Spin, Sallie Mae Bank Serviced(1) Delinquencies All loans serviced by an affiliate of legacy SLM; loan owned by Sallie Mae Bank sold to legacy SLM after becoming 90+ days past due Sallie Mae Bank collects delinquent loans thru charge-off, placing emphasis on returning loans to current status during early delinquency Charge-offs Loans serviced by legacy SLM charge off at 212+ days past due Loans serviced by Sallie Mae Bank charge off at 120+ days past due Recoveries Post-charge off collections managed by legacy SLM; recoveries realized over 10+ years Charged-off loans sold soon after charge-off; recoveries realized immediately(1) Forbearance Granted for 3 mo. intervals with a 12 month maximum, with fee Granted for 3 mo. intervals with a 12 month maximum, no fee Sallie Mae Bank Forbearance Policy -  First choice is always to collect a payment from the borrower or co-signer  If payment is not possible, forbearance temporarily provides borrowers limited time to improve their ability to repay during temporary economic hardship  The vast majority of loans do not use forbearance; those that do, remain in forbearance for less than 12 months (1) Sallie Mae Bank has the option of selling or internally managing collections of charged-off loans, and to utilize one or both of those strategies at any time based on market conditions.

39 Sallie Mae Bank Collections Each customer is approached individually, and the account manager is educated and empowered to identify optimal resolution ► Co-borrowers are contacted and collected with similar efforts as the primary borrower Sallie Mae Bank employs a front-loaded, stage based collections approach: ► Early Stage Loan Collections (1 – 29 days delinquent as of the first of the month) – Calling activity begins as early as 1 cycle day behind (5 days past their due date in most instances) – Dialer based calling and automated messaging are leveraged for early delinquency – E-mail and letter campaigns complement calling efforts ► Mid-Stage Loan Collections (30 – 59 days delinquent as of the first of the month) – Continue early stage activities – Account is assigned to a collector’s queue based on the delinquency and the type of loan. Collection campaign includes telephone attempts and manual & batch skip tracing ► Late Stage Loan Collections (60+ days delinquent as of the first of the month) – Continue both early and mid-stage activities – Tenured route management collectors and customized letter campaigns Cash collection is the primary focus, but a variety of tools are also available to collectors to aid in resolving delinquency: – Auto pay – Monthly payment made automatically, prior delinquency cleared with forbearance – Three Pay – After three scheduled monthly payments are made, prior delinquency cleared with forbearance – Term Extension – Extend term for monthly payment relief, enrolled after three qualifying payments – Rate Reduction – Reduce rate for monthly payment relief, enrolled after three qualifying payments – Rate Reduction with Term Extension – Reduced rate and extended term – Additional programs are available when all other methods are not adequate Bankruptcy Collections Policy – Collection activity stops if both parties on the loan file bankruptcy (borrower and cosigner); otherwise, collections can continue on the non-filing party

40 Recovery Operations ► In the near term, Sallie Mae Bank plans to collect its charged-off loans internally following charge-off at 120+ days past due ► Previously, sold the majority of charged-off loans beginning in December 2014 through September 2015 ► Sallie Mae Bank has the option of selling or internally managing collections of charged-off loans, and to utilize one or both of those strategies at any time based on market conditions − Investigating the addition of third party collection agency management as part of its recovery strategy Post-Default Recoveries

41 ► Unsecured consumer loans made to qualified borrowers and co-signers to fund the cost of undergraduate, graduate and other forms of post-secondary education ► Unlike FFELP Loans, private education loans are not guaranteed against losses by the Department of Education, or any other entity ► Similar to FFELP loans, private education loans are generally non-dischargeable in bankruptcy ► Private education loans are made to students attending public, private, not-for-profit, and for profit institutions ► Students and parents are encouraged to exhaust other sources of aid prior to applying for a private education loan Private Education Loan Characteristics

42 Sallie Mae Bank Smart Option Private Education Loans FFELP vs. Sallie Mae Bank Smart Option Private Education Loan Comparison FFELP Stafford Loans Sallie Mae Bank Smart Option Private Education Loans(1) Borrower Student Student or Parent Co-signer None Typically a parent Lender Eligible banks and private lenders under FFELP Banks and other private sector lenders Guarantee 97-100% of principal and interest by the U.S. Department of Education Not guaranteed by the U.S. Government or any other entity Interest Subsidy/Special Allowance Payments Paid by the U.S. Department of Education Not Applicable Underwriting Borrower must have no outstanding student loan defaults or bankruptcy Consumer credit underwriting, with minimum FICO, custom credit score model, and judgmental underwriting Pricing Fixed or floating rate depending on origination year and loan program Risk-based, variable rate indexed to LIBOR or fixed rate Maximum Amount per Year $5,500-$7,500 for dependent student, based on year in school Up to the full cost of education, less grants and federal loans Repayment Term 10 years, with repayment deferred until after graduation 5 to 15 years, may pay interest or a $25 fixed payment while in school, or may be deferred until after graduation Collections Based on prescribed U.S. Dept of Education regulations Typical consumer loan collections activities, managed independent of FFELP Deferment Permitted for a variety of reasons, including economic hardship Granted to students who return to school, or are involved in active military service Forbearance Permitted for a variety of reasons, including economic hardship Typically granted for economic hardship, up to a maximum of 12 months Dischargeable in Bankruptcy No No (2) (1) Pertains to the Sallie Mae Smart Option loan product. (2) Private education loans are typically non-dischargeable in bankruptcy, unless a borrower can prove that repayment of the loan would impose an "undue hardship“.

43 Private Education Loan Lifecycle for Deferred Loans Loan made to borrower/ co-signer In School Status (Additional Borrowing) Grace Status After graduation (generally 6 months) P&I Repayment Status Deferment Status (back to school) (up to 48 months) Default (120+ days delinquent) IN SCHOOL AND GRACE P&I REPAYMENT On Time Payment PAID IN FULL Delinquent (30+ days) Post-Default Recovery Note: Interest capitalization occurs after Grace, Deferment, and Forbearance periods Forbearance Status (3 month increments; up to 12 months)